UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

____________________________________

Date of Report (Date of earliest event reported): January 31, 2014

CHINA MEDIA GROUP CORPORATION

(Exact Name of Registrant as Specified in Charter)

Texas	5813	75-3016844
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

No. 55 Jalan Snuker 13/28, Tadisma Business Park, Section 13, 40100 Shah Alam, Selangor, Malaysia	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	Tel: +60355197079 Fax: +60355190839

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Completion of Acquisition or Disposition of Assets, Issuance of Unregistered Shares

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Merger

As announced in the Form 8K filed on October 29, 2013, China Media Group Corporation ("CMG" or the “Company”) ("Purchaser" or “Registrant”) and Samata Ventures Sdn. Bhd. (“Samata”) and Clixster Sdn. Bhd. (“Clixster”) (jointly referred to as the "Vendors") entered into a conditional Sale and Purchase Agreement ("SP Agreement") for the Registrant to acquire 63.2% equity interests in Clixster Mobile Sdn. Bhd. (“Clixster Mobile”) from the Vendors.

The SP Agreement provided for the merger of Clixster Mobile with and into the Registrant (the "Merger"), with Clixster Mobile surviving the Merger as our wholly owned subsidiary, upon the terms and subject to the conditions set forth in the SP Agreement.

On January 31, 2014, following fulfillment of all the conditions set forth in and otherwise in accordance with the terms of the SP Agreement, this merger transaction was consummated and Clixster Mobile became a subsidiary of the Registrant. As a result of the closing of the SP Agreement, we will now focus our business plans to pursue the mobile virtual network operator (“MVNO”) business and to expand our telecommunication business unit with a focus on provision of mobile telecom services through a MVNO platform, initially in Malaysia and then to other regions.

The SP Agreement includes customary representations, warranties and covenants made by us, the Vendor and Clixster Mobile as of specific dates. The SP Agreement should not be read alone, but should instead be read in conjunction with the other information regarding us and our business that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, and other documents that we file with the Securities and Exchange Commission (the "SEC"). The description of the SP Agreement set forth herein is qualified in its entirety by reference to the full text of the SP Agreement, which is filed as an Exhibit 2.1 hereto and is incorporated by reference into this Item 2.01.

Post-Merger Company Ownership

Upon the closing of the SP Agreement, the Registrant issued to Samata and Clixster 5,760,898,203 shares and 4,432,711,461 shares in the Company respectively, for a total issuance of 10,193,609,664 shares in the Company, representing approximately 90.15% in the issued share capital of the Registrant.

On January 31, 2014, Samata transferred 4,301,422,970 to Clixster Sdn. Bhd. and 1,459,475,233 shares to the newly appointed directors of the Company. After the above transfers, Samata did not hold any shares in the Registrant and Clixster held a total of 8,734,134,431 shares, representing approximately 77.24% in the Registrant, becoming the new controlling shareholder of the Company.

Item 3.02. Unregistered Sales of Equity Securities.

As more fully described in Item 2.01 above, on January 31, 2014, we issued a total of 10,193,609,664 shares of our common stock to the Vendors. Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.

The issuance of the common stock to the Vendors pursuant to the SP Agreement was exempt from registration in reliance upon Regulation D and/or Regulation S of the Securities Act as the investors are "accredited investors," as such term is defined in Rule 501(a) under the Securities Act and in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), such determination based upon representations made by such investors.

Item 5.01. Changes in Control of Registrant.

As more fully described in Item 2.01 above, incorporated herein by reference, on January 31, 2014, we closed the SP Agreement and as a result of the issuance of 10,193,609,664 shares and subsequent shares transfers, Clixster became the new controlling shareholders, holding a total of 8,734,134,431 shares representing approximately 77.24% of the issued share capital of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the SP Agreement and as contemplated by the SP Agreement, at the effective time of the closing of the Agreement on January 31, 2014, the following changes to the Board were made:

(i)	Norlizah binti Zainal and Mohd Khairudin Bin Ramli resigned as directors of the Company. Mohd Mahyudin Zainal resigned as the President and Chairman of the Registrant but still remain as a Director on the Board. These departures were as contemplated by the SP Agreement and not as a result of any disagreements with the Registrant on any manner relating to the Registrant's operations, policies, or practices.

(ii)	The Board appointed Ir. Dr Megat Radzman Megat Khairuddin as Chairman and Executive Director, and Noor Azlan Khamis as Chief Executive Officer, President and Executive Director, and Andrew Hwan Lee, Azrinaz Mazhar Hakim Mazhar and Ching Chiat Kwong, now joining Mohd Mahyudin Zainal as Directors of the Registrant. The biographical details of the new executives are set out below.

We are not aware of any transaction relating to Ir. Dr Megat Radzman Megat Khairuddin, Noor Azlan Khamis, Andrew Hwan Lee, Azrinaz Mazhar Hakim Mazhar or Ching Chiat Kwong which would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act and that is not disclosed herein.

The Biographies of the new directors appointed are set out below:

Ir. Dr Megat Radzman Megat Khairuddin, Ph.D., Executive Chairman

Megat Radzman, aged 47, is an Engineer by training, a graduate of University of British Columbia, Vancouver, Canada with a Degree in Electronics Engineering specializing in Data Communication.

Megat Radzman is a serial entrepreneur with a penchant interest in technology. He had successfully created several ventures over the last 15 years, most notably when he co-founded the largest mobile-phone manufacturer and supplier in Malaysia with offices in Singapore, Indonesia, Bangladesh and China. His profound understandings of the mobile consumer market and astute business skills led his venture to become the largest mobile phones distribution network in Malaysia with over 4000 authorized distributors, resellers and specialized mobile retail stores nationwide, and over 17 distributors in countries within the region.

He began his career as a Consultant & Business Partner for Siemens & Ericsson and subsequently for the Hungarian Telecommunication Association. He then worked as Designer & Technical Consultant for RISTI (R&D division of PT Telekom, Indonesia based in Bandung).

He left to set-up and build CSL Group of Companies, the largest mobile-phone manufacturer and supplier in Malaysia with businesses in Singapore, Indonesia, Bangladesh and China. He served as the Vice Chairman of CSL and consequently departed from the Group after the CSL brand was acquired by S i2i Limited (formerly known as Spice i2i Limited), one of the largest Mobile Internet companies in ASEAN region which is headquatered in Singapore.

Megat Radzman received his doctorate in International Marketing from National University of Malaysia in 2010.

Noor Azlan Khamis as Chief Executive Officer, President and Executive Director

Noor Azlan, aged 41, holds an MBA in Strategic Marketing from Maastricht School of Management (Holland) with 15 years of technology and marketing experience in both enterprise and service provider networking.

He began his career with Asia Connect (1994) under the STI group of companies which was one of the first Internet companies in South East Asia that provided such services as email addresses, domain name registration and even streaming internet radio broadcasts. From October 2007 until May 2010 he led the turnaround exercise for Konsortium Multimedia Swasta Sdn Bhd (KOMMS) as its Director of Business Development and Strategic Planning.

He was later appointed as the Chief Executive Officer at Myputralink Group of Companies, a Wireless solution provider and data networking systems company which is part of Zenith Capital Sdn Bhd, a company linked to Oilcorp Berhad.

Noor Azlan was also involved with Medical Online Sdn Bhd during the introduction of MSC 7 flagship in the end-90s, where he was responsible for Strategic Planning and Marketing of Malaysian Telehealth Project. Subsequently, Azlan led an initiative to deploy private sector telemedicine project with Malaysian Medical Association and Association of Private Hospital of Malaysian under Open Net System Inc. Noor Azlan was also the co-founder of Giro Mobile Payment Sdn Bhd, whose principal activities were in the telecommunications, ICT and its related business services.

Andrew Hwan Lee, Non-Executive Director

Andrew Hwan Lee, aged 52, is a Korean American with an extensive international work experience. Soon after completing his studies, he joined the International Computer Consulting (ICC) Corp before joining the Clinton-Gore Presidential Campaign team in Washington DC for 13 months as the System Manager, responsible for data communications and as such tasked with designing the LAN and WAN infrastructure to support the presidential campaign and its subsequent testing and implementation.

He later joined Hughes Communication under the National Rural Telecommunication Co-operative as the Head of Billing where he was responsible for the selection, specification, development, implementation and operations of the Billing System.

He was later recruited as the Chief Information Officer of MEASAT Broadcast Network Systems Malaysia, which form a part of the core team from Hughes Communication that was assigned to set up and operate the first satellite TV service. Operating under the brand ASTRO, it is an integrated electronic media enterprise offering wide-range of multimedia broadcasting services and one of the largest broadcasting companies in Asia, offering 100 television and 8 radio channels in digital format. Appointed as the Chief Information Officer of Astro All Asia Broadcast where he played a key role in setting the operation provider in the region.

Subsequently, Andrew was appointed as the Group CEO of DataOne, a wholly owned subsidiary of KEPPEL T&T, that built and operated world class Internet Data Center in Singapore, Malaysia, Philippines and Thailand, managing an operating budget of over S$500 million.

Presently, he is the Chief Strategy Officer of HUB Technologies SB, a fire prevention solution company. Its product Aerohub is known as the only organic aerosol fire extinguish solution in the world and recognized by the Government of Malaysia as the National Product. HUB Technologies was awarded a Central Contract from the Ministry of Finance of Malaysia worth RM 2 Billion.

Mr. Lee studied computer engineering at University of Missouri in 1985.

Azrinaz Mazhar Hakim Mazhar, Non-Executive Director

Azrinaz Mazhar, aged 35, started work as a broadcast journalist with Malaysia’s number one private television station TV3 in 1997. She was a graduate from Malaysia Institute of Integrative Media (MIIM) in broadcasting and appeared on TV3’s Buletin Pagi, Berita Terkini and Bulletin 1.30 news segments. She won several accolades throughout her career with TV3 including TV3’s "Most Promising Journalist" award in 2000 and received the MIIM Alumni Award in 2002. During her broadcasting stints, she completed numerous assignments including covering several government and business conferences, as well as interviewing world government leaders and business personalities. She left the TV station in May 2005 to venture into other undertakings.

Azrinaz, who is the former wife of the Sultan of Brunei, is also active in social and community work and currently the Patron of the Drug Free Youths Association of Malaysia, an NGO that promotes 'tobacco-alcohol-drug' free lifestyle amongst the youths. She also sits on the board of directors of BACA, an NGO that promotes literacy among the rural communities. Previously, she was the Patron of the Brunei Breast Cancer Awareness Association for three years.

Ching Chiat Kwong, Non-Executive Director

Mr. Ching Chiat Kwong, aged 49, is the Executive Chairman and CEO of Oxley Holdings Limited, a company listed on the Singapore Stock Exchange (“SGX”). He is responsible for the overall performance as well as for the formulation of corporate strategies, and the future direction of the Oxley Group.

Mr. Ching also serves as a Non-Executive Director of Artivision Technologies Ltd, a SGX Catalist-listed company and NewSat Limited, a company listed on the Australia Stock Exchange (“ASX”).

Mr. Ching possesses more than 15 years of industry experience. Prior to establishing the Oxley Group, he invested in, developed and successfully launched 13 residential property projects in various parts of Singapore. His ability to identify market trends and business opportunities has enabled him to chart the course for the Oxley Group’s expansion towards the development of industrial and commercial projects in addition to residential properties. Under Mr. Ching’s leadership, the Oxley Group completed its initial public offering (IPO) on the SGX Catalist in October 2010. Oxley’s IPO was then the largest offering ever made on SGX Catalist.

Apart from his commitments at Oxley, Mr. Ching is also an active supporter of programmes that benefit the elderly and socially disadvantaged. Mr. Ching graduated with a Bachelor of Arts degree and a Bachelor of Social Sciences (Hons) degree from the National University of Singapore in 1989 and 1990, respectively.

The Registrant is not aware of any family relationships between and amongst any of the directors.

Exhibit Number	Description of Exhibit

2.1	Sale and Purchase Agreement between China Media Group Corporation, Samata Ventures Sdn. Bhd., Clixster Sdn. Bhd which is incorporated by reference to our Current Report on Form 8-K as filed with the SEC on October 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2014	CHINA MEDIA GROUP CORPORATION

By: /s/ MOHD MAHYUDIN ZAINAL
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Name: MOHD MAHYUDIN ZAINAL
Title: Director